UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

Migo Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

555 Twin Dolphin Drive, Suite 650
Redwood City, CA		94065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 232-2600
__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2006, Migo Software, Inc. (the "Company") entered into an Asset Purchase Agreement with StompSoft, Inc. ("StompSoft") under which the Company has acquired substantially all of the assets of StompSoft, including its entire line of software titles and its retail web store located at www.stompsoft.com. StompSoft is a privately owned manufacturer of backup, system utility and online security/privacy software located in Irvine, California.

In consideration for the acquisition, the Company has paid to StompSoft $650,000 in cash, will issue to StompSoft 20,000,000 shares of its common stock and will pay certain expenses incurred by StompSoft in connection with the acquisition. The acquisition closed simultaneously with the execution of the Asset Purchase Agreement. Of the share consideration, 5,000,000 shares have been pledged to the Company for up to 18 months to secure StompSoft’s obligations to indemnify the Company under the Asset Purchase Agreement.

In connection with the acquisition, the Company entered into a Registration Rights Agreement with the StompSoft under which the Company has agreed to register the shares issued to StompSoft and to provide StompSoft with certain demand and piggyback registration rights.

In connection with the acquisition on December 27, 2006, the Company entered into an Employment Agreement with Michael Hummell, the chief executive officer of StompSoft, under which Mr. Hummell is to serve as Senior Vice President, Business Development of the Company. Under the provisions of Mr. Hummell’s employment agreement, Mr. Hummell is entitled to a base salary of $200,000 per year. In addition, Mr. Hummell has been granted options to purchase 200,000 shares of stock with vesting over a three year period. Mr. Hummell is also entitled to participate in all of the Company’s standard benefit plans. The employment agreement provides for employment at will. Under the employment agreement, 100% of Mr. Hummell’s stock options will vest if his employment is terminated by the Company without cause or by Mr. Hummell for good reason.

Section 2 Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2006, the Company completed its acquisition of substantially all of the assets of StompSoft pursuant to the Asset Purchase Agreement referenced above. The assets acquired include the entire line of software titles of StompSoft and its retail web store located at www.stompsoft.com. StompSoft is a privately owned manufacturer of backup, system utility and online security/privacy software located in Irvine, California.

Pursuant to the acquisition, StompSoft received a total of 20,000,000 shares of the common stock of the Company, which represents approximately 22% of its outstanding stock after the acquisition.

The terms of the acquisition, including the cash consideration and number of shares of common stock issued by the Company, were the result of arm’s-length negotiations with StompSoft.

The Company will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this current report on Form 8-K is filed with the Commission.

Section 3 Securities and Trading Markets.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

In addition, the Company issued 600,000 shares of its common stock to three principals of GCMI Securities, Inc., which performed services for StompSoft in connection with the acquisition.

The issuance of shares of the Company common stock in consideration for the acquisition are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act and Regulation D thereunder. Each principal of GCMI Securities, Inc. who received the Company’s stock is an "accredited investor" as that term is defined in Regulation D under the Act and the issuance of the securities met the other requirements of Regulation D.

Section 9     Financial Statements and Exhibits.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired - To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(b)	Pro forma financial information - To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(c)	Exhibits

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement dated as of December 27, 2006, by and between Migo Software, Inc. and StompSoft, Inc.
4.1	Registration Rights Agreement dated as of December 27, 2006, among Migo Software, Inc., StompSoft, Inc. and certain other individuals
10.1	Employment Agreement effective as of December 27, 2006, between Migo Software, Inc. and Michael Hummell
10.2	Stock Pledge Agreement dated as of December 27, 2006, between Migo Software, Inc. and StompSoft, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIGO SOFTWARE, INC

Date: January 3, 2007	By:	/s/ Richard Liebman
Name: Richard Liebman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement dated as of December 27, 2006, by and between Migo Software, Inc. and StompSoft, Inc.
4.1	Registration Rights Agreement dated as of December 27, 2006, among Migo Software, Inc., StompSoft, Inc. and certain other individuals
10.1	Employment Agreement effective as of December 27, 2006, between Migo Software, Inc. and Michael Hummell
10.2	Stock Pledge Agreement dated as of December 27, 2006, between Migo Software, Inc. and StompSoft, Inc.